                                                                   Exhibit 10.15

          AGREEMENT made as of the 30th day of March, 1992, between BOZELL, JACOBS, KENYON & ECKHARDT, INC., a Delaware corporation with principal offices at 40 West 23rd St., New York, New York 10010 (hereinafter referred to as the "Corporation"), and LEO-ARTHUR KELMENSON, residing at Cedar Lane, Remsenburg, Long Island, New York (hereinafter referred to as "Kelmenson").

          WHEREAS, Kelmenson is currently employed by the Corporation pursuant to an Agreement dated August, 1983 between K & E HOLDINGS INC. (a corporation subsequently merged into the Corporation and thus assumed by the Corporation), an initial Amendment Agreement dated as of January 2, 1986 and a second Amendment Agreement dated February 8, 1988 (the original Employment Agreement, together with the first and second Amendments thereto being hereinafter collectively referred to as the "Employment Agreement"), and

          WHEREAS, the Corporation and Kelmenson desire to restate the terms of their future relationship, and

          WHEREAS, the Corporation hereby agrees to continue to employ Kelmenson, and Kelmenson hereby agrees to continue to serve the Corporation upon the terms and conditions hereinafter set forth,

          NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter contained, the parties hereby agree as follows:

          1.   Employment.
               ----------

          The Corporation shall employ, or cause one or more of its subsidiary companies to employ, Kelmenson, and Kelmenson shall serve the Corporation and such of the Corporation's subsidiary companies as may be designated by the Corporation, upon the terms and conditions hereinafter set forth.

          2.   Term of Service.
               ---------------

          2.1  Full Time Employment.
               --------------------

          The Agency shall employ Kelmenson for a period (hereinafter referred to as the "Period of Full Time Employment" beginning on the date hereof and ending on December 31, 1993 or at such other date as the parties hereto may mutually agree upon.

          2.2  Consulting Period.
               -----------------

          Upon the expiration or termination of the Period of Full Time Employment of Kelmenson pursuant to this Agreement, unless such employment shall have been terminated for cause pursuant to Paragraph 10.1 hereof, the Agency shall retain Kelmenson as a consultant for a period of seven (7) years commencing on the date of such expiration or termination (hereinafter referred to as the "Consulting Period").

          2.3  Option to Extend Term.
               ---------------------

          Kelmenson shall have the option (the "Option"), exercisable at any time on or before June 30, 1993, to extend the Term through December 31, 1995 (the "Extended Employment Period"), with his Consulting Period to commence, again subject to termination for cause, on January 1, 1996 but extend only for a period of five (5) years thereafter. The Option shall be exercised in writing delivered to the Chief Executive Officer of the Agency by certified or registered mail, return receipt requested.

          3.   Duties and Extent of Services.
               -----------------------------

          3.1  Duties and Extent of Services during Period of Full Time
               --------------------------------------------------------
               Employment.
               ----------

          (a) During the Period of Full Time Employment, Kelmenson shall serve as Chairman of the Executive Committee of the Corporation and such of the Corporation's subsidiary companies as may be designated by the Board of Directors of the Corporation, under the direction and supervision of the Board of Directors of the Corporation, and shall perform, from time to time, such other services, advisory or otherwise, and the Board of Directors of the Corporation shall reasonably request, without further compensation other than that for which provision is made in this Agreement. The principal place of business of Kelmenson shall be the New York metropolitan area. Kelmenson shall also serve during the Period of Full Time Employment as Chairman of the International Division of the Corporation, and, subject to his election to the Board of Directors of Bozell Mexico, as hereinafter referred to in Paragraph 3.1(c), the Corporation will use its best efforts to arrange for his election as Chairman of Bozell Mexico.

          (b) During the Period of Full Time Employment, Kelmenson (i) shall devote such attention and energy to the performance of his duties hereunder and to promoting and furthering the interests of the Corporation as may reasonably be required; and (ii) shall not, without the express consent of the Board of Directors of the Corporation, become directly or indirectly associated with or engaged in any other business, including without limiting the generality of the foregoing, any advertising, marketing, public relations or promotional business other than that of the Corporation, or a subsidiary company of the Corporation, and he shall do nothing inconsistent with his duties to the Corporation except that he may engage in business activities in connection with the investment of his personal assets and such other minimal business activities which shall not interfere or conflict with the performance by Kelmenson of his duties and obligations under this Agreement. Nothing contained herein shall be deemed to prohibit or restrict Kelmenson from owning shares or otherwise investing in any advertising, marketing, public relations or promotional company whose securities are listed on a national securities exchange or actively traded in the over-the-counter market so long as Kelmenson's holdings do not exceed more than 1% of the issued and outstanding securities of such company.

          (c)  During the Period of Full Time Employ Employment:

               (i) Kelmenson shall be elected as a member of the Board of Directors of the Corporation and of any committees thereof of which he is currently a member;

               (ii) Kelmenson shall serve as Chairman of the International Division of the Corporation;

               (iii) the Corporation shall use its best efforts to arrange for the election of Kelmenson to the Board of Directors of Bozell Mexico, a Mexican corporation in which the Corporation owns a minority interest; and

               (iv) Kelmenson shall be provided with an office and staff consistent with his stature and responsibilities under this Agreement.

          3.2  Duties and Extent of Service During Consulting Period.
               -----------------------------------------------------

          (a) Upon commencement of the Consulting Period, Kelmenson shall cease to be a salaried employee of the Corporation and its subsidiary companies, parents or affiliates, shall cease to be eligible to participate in the

Corporation's employee benefit plans and shall resign as an officer and director of the Corporation and of each of its subsidiary companies, parents or affiliates.

          (b) During the Consulting Period, Kelmenson shall furnish consulting and advisory services to the Corporation and/or its subsidiary companies with respect to the operation of the Corporation's advertising business and the maintenance of harmonious relations between the Corporation and those clients of the Corporation and/or its subsidiary companies, as may be designated by the Board of Directors of the Corporation. Without limiting the generality of the foregoing, Kelmenson shall (i) cooperate fully with the Chief Executive Officer of the Corporation and the other senior executive officers of the Corporation and its subsidiary companies, (ii) provide such assistance and information as may be reasonably requested by the Board of Directors and officers of the Corporation, and (iii) be available, by telephone or in person, at such times and places as may be reasonably requested by the Company and as may be mutually convenient to the Corporation and Kelmenson. During the Consulting Period,
(i) Kelmenson shall not be required to devote more than an average of 6 hours per week to such consulting and advisory services and (ii) Kelmenson's consulting and advisory services shall be subject to Kelmen-son's reasonable business and professional commitments and vacations.

          (c) Kelmenson may, during the Consulting Period, engage or participate in, or become employed by, or render advisory or other services in connection with, any and all other business activities which are not inconsistent with or otherwise in breach of Kelmenson's duties and obligations to the Corporation under Paragraph 13 hereof.

          4.   Compensation.
               ------------

          4.1  Base Compensation During the Period of Full Time Employment.
               -----------------------------------------------------------

          (a) As full compensation for the services to be rendered by Kelmenson during the Period of Full Time Employment hereunder, the Corporation shall pay to Kelmenson as base compensation (hereinafter referred to as the "Base Compensation") the greater of the following:

               (i) commencing with the annual period beginning January 1, 1991, the annual sum of $734,492 (adjusted as hereinafter provided), and

               (ii) Seven Hundred Fifty Eight Thousand Eight Hundred and Ninety Dollars ($758,890) per annum.

Such Base Compensation shall be paid to Kelmenson in the same periodic installments as the salaries of other senior executives of the Corporation or in such other manner an the parties hereto mutually may agree upon.

          (b) On January 1, 1992 and on each January 1 thereafter during the Term (the "Adjustment Date"), Kelmanson's compensation provided in Paragraph 4.1(a)(i) above shall be adjusted upward based upon the Consumer Price Index for all Urban Consumer/United States City Average, as published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI"). Such compensation for the twelve (12) months beginning on each Adjustment Date pursuant to Paragraph 4.1(a)(i) above shall be equal to the greater of (i) $734,492, or (ii) $734,492, multiplied by a fraction, the numerator of which shall be the CPI published most recently prior to the Adjustment Date and the denominator of which shall be the CPI published most recently prior to January 1, 1991. In no event however, shall the salary for any twelve month period exceed 106% of the salary payable in the previous twelve month period.

          4.2  Consulting Fees During The Consulting Period.
               --------------------------------------------

          During the Consulting Period, the Corporation shall pay to Kelmenson consulting fees, payable in monthly installments or in such other manner as the parties hereto mutually may agree upon, at a rate per annum equal to the sum of
(a) 50% of the Base Compensation in effect at the time of termination of the Period of Full Time Employment, plus (b) Thirty Five Thousand Dollars ($35,000). In the event that Kelmenson exercises the Option referred to in Paragraph 2.3 hereof, there shall be determined the amount of Consulting Fees which would have been payable to Kelmenson over the seven
(7) year Consulting Period, had the Option not been exercised, which amount shall be paid to Kelmenson in equal installments throughout the five (5) year Consulting Period in effect as a result of the exercise of the Option.

          5.   Bonus Arrangements.
               ------------------

          The Corporation shall pay Kelmenson a bonus (the "Bonus") of Three Hundred Fifty Thousand Dollars ($350,000) on December 31, 1993. In the event of the termination of Kelmenson's employment for any reason, including, without limitation, Kelmenson's death, prior to December 31, 1993, the Bonus shall nevertheless be payable on such date. In the event of Kelmenson's death prior thereto, the Bonus shall be payable to such person or persons as may be designated by Kelmenson in writing delivered to the Corporation, and in the absence of such written designation, to Kelmenson's estate.

     6.   Discretionary Issuance of Additional Stock.
          ------------------------------------------

          The Corporation may consider, at the sole discretion of the Chief Executive Officer of the Corporation, and subject to the availability of shares of Stock and subject also to the limitations on the Corporation's right and ability to issue additional shares, offering to Kelmenson not more than 250,000 shares of the Class B Common Stock of the Corporation, in addition to the shares of the Class B Common Stock currently owned by Kelmenson, subject to Kelmenson's execution of the Corporation's standard Subscription Agreement providing for such purchase.

     7.   Other Benefits.
          --------------

     7.1  Employee Benefit Plans.
          ----------------------

          The Corporation shall maintain in full force and effect all of its employee benefit plans and arrange ments in affect on the date hereof (including the split-dollar insurance policy, the life insurance policies pursuant to Paragraph 12.1 hereof and all other insurance policies from which Kelmenson currently benefits), or plans or arrangements providing Kelmenson with at least equivalent benefits thereunder, and shall not make any changes in such plans or arrangements which would adversely affect Kelmenson's rights or benefits thereunder. Kelmenson shall be entitled to participate in, or receive benefits under, any generally available pension plan, profit-sharing plan, health-and-accident plan, or any other employee benefit plan or arrangement made available by the Corporation or Kenyon & Eckhardt, Incorporated in the future to the extent that Kelmenson qualifies under the provisions of any such plan, and nothing paid to Kelmenson under any such plan or arrangement (or under any presently in effect, other than under any bonus plan referred to in Paragraph 5 hereof) shall be deemed or treated as a payment to Kelmenson hereunder.

     7.2  Travel With Spouse.
          ------------------

          It is understood that it will be necessary for business purposes for Mrs. Kelmenson to accompany Kelmenson on various business trips from time to time and, whenever Kelmenson in the exercise of his reasonable judgment determines that the presence of Mrs. Kelmenson on any business trip will serve the Corporation's best interests, the Corporation will pay for all reasonable travel expenses incurred by Mrs. Kelmenson on such business trip.

     7.3  Type of Air Travel.
          ------------------

          It is acknowledged that the Corporation policy requires all employees, including senior executives, to travel in Economy Class on domestic flights and in Business Class on International flights. However, from time to time Kelmenson may fly First Class on either a domestic or an international flight whenever Kelmenson, in the exercise of his reasonable judgment, determines that it is in the best interests of the Corporation for him to do so, as for example, and without limitation, when traveling with a client or with talent appearing in a commercial produced by the Corporation.

     7.4  Review By Chief Financial Officer.
          ---------------------------------

          It is understood and agreed that the Chief Financial Officer of the Corporation may from time to time review determinations made by Kelmenson with regard to travel arrangements as provided in Paragraphs 7.2 and 7.3 hereof. If in the reasonable determination of such officer any of such travel arrangements were not in the best interests of the Corporation, Kelmenson agrees to conform to such determination with regard to future travel arrangements, without any adjustment of the costs of travel arrangements previously incurred.

     7.5  Medical Expenses.
          ----------------

          Kelmenson shall be reimbursed by the Company for medical expenses incurred by Kelmenson (or by members of his immediate family), which medical expenses are not subject to reimbursement under the Company's Medical Reimbursement Plan, up to a maximum of twelve thousand dollars

($12,000.00) per annum; provided, however, that the Company reserves the right to cancel and revoke prospectively the supplemental medical reimbursement prescribed herein in the event that the Internal Revenue Service determines that the payment thereof shall not be considered an expense deductible by the Company for federal income tax purposes.

     7.6  Benefit Plan Differential.
          -------------------------

          Kelmenson shall be entitled to participate ratably with other senior officers in all contributions during each annual period to the present Profit Sharing Plan and any employee stock ownership or other qualified plan of BJK&E or any qualified plan adopted by the Company subsequent hereto.

          At the end of each of the Company's fiscal years within the Term, there shall be determined the aggregate amount of the annual addition attributable to employer contributions and forfeitures within the meaning of
Section 415(c)(2)(A) and (C) of the Internal Revenue Code of 1986 (the "Code") to Kelmenson's account for the plan year corresponding with such fiscal year under any of BJK&E's qualified defined contribution plans under Section 401 of the Code (the "Annual Addition"). Kelmenson shall be paid promptly a bonus in cash equal to the difference, if any, between:

                    (i) $30,000 (or such greater or lesser amount that is the maximum annual addition for such year under Section 415(c)(1)(A) of the Code), and

                    (ii) the Annual Addition to the Executive's accounts for such year.

          7.7  Other Expenses.
               --------------
               (a) The Corporation will pay to Kelmenson, upon the execution of this Agreement and in a single lump-sum payment, the sum of Twenty Thousand Dollars ($20,000) to compensate Kelmenson for legal fees incurred to date by him in connection with the negotiation of this Employment Agreement and prior Employment Agreements.

               (b) The Corporation will pay to Kelmenson, upon the execution of this Agreement and in a single lump-sum payment, the sum of Twelve Thousand Dollars ($12,000) to compensate Kelmenson for accounting fees incurred by him in connection with the preparation of prior personal income tax returns. In addition, the Corporation agrees to provide the services of the firm of certified public accountants generally retained by it (currently Peat Marwick Main & Co.) in connection with the preparation of Kelmenson's personal annual federal, state and local income tax returns if Kel-menson so elects to utilize such firm, without cost to Kelmenson.

          7.8  Additional Possible Death Benefit.
               ---------------------------------
               In the event of Kelmenson's death at any time from and after the date of the execution of this Agreement through the Period of Full Time Employment, the Agency will pay to Kelmenson, for a period of twenty-nine (29) months beginning six (6) months after the date of Kelmenson's death, the Consulting Fees which would have been paid to Kelmenson within such twenty-nine
(29) month period had he survived, computed as if retirement had occurred on the date of Kelmenson's death. In addition, in the event of Kelmenson's death within the twenty-nine (29) month period beginning on the commencement of the Consulting Period, the Agency will pay, throughout the remainder of such twenty-nine (29) month period, the Consulting Fees which would have been payable to Kelmenson within such remaining period had he survived.

               All payments hereunder will be made to Kelmenson's estate or to such persons or person as Kelmenson may specifically designate in writing delivered to the Agency.

          8.   Expenses.
               --------
          8.1  General.
               -------
               It is contemplated that, in connection with his employment hereunder during the Period of Full Time Employment and during the Consulting Period, Kelmenson may be required to incur reasonable business, entertainment and travel expenses. The Corporation shall advance funds to Kelmenson or reimburse Kelmenson in full, for all reasonable business, entertainment and other related expenses, including, without limitation, travel expenses, incurred or expended by him incident to the performance of his duties hereunder, upon submission by Kelmenson to the Corporation of vouchers or expense statements reasonably satisfactory to the Corporation evidencing such expenses. Specifically included, again without limitation, among the expenses reimbursable pursuant to this Paragraph 8.1 are expenses incurred by Kelmenson for special staff food and drink for entertainment or meetings at any residence of Kelmenson in furtherance of the Corporation's business activities. In the event, however, that the Corporation utilizes Kelmenson's residence in Remsenburg, N. Y. on a daily basis for purposes of client entertainment or company business, the Corporation will pay to Kelmenson, in addition to reimbursement for food and drink as hereinabove provided, the sum of

One Thousand Five Hundred Dollars ($1,500) per day for each such day of use.

          8.2  Automobiles.
               -----------
               In connection with his services hereunder, the Corporation shall provide Kelmenson during the Period of Full Time Employment two automobiles similar in make to those in use by Kelmenson on the date hereof or exclusive use by Kelmenson and shall employ, or reimburse Kelmenson for the cost of a driver reasonably selected by Kelmenson for such automobiles.

          9.   Vacations.
               ---------
               During the Period of Full Time Employment under this Agreement, Kelmenson shall be entitled to actual vacations (taken consecutively or in segments) the length of which shall be determined consistent with the effective discharge of Kelmenson's duties hereunder and the past customs and practices of the Corporation up to a maximum of 25 days per annum.

          10.  Termination.
               -----------
          10.1 Termination by Corporation for Cause.
               -------------------------------------

               Kelmenson's employment hereunder during the Period of Full Time Employment may be terminated by the

Corporation for cause only by reason of one or more of the following occurrences: (i) Kelmenson shall have been guilty of wilful and material breach of this Agreement or habitual neglect of duty in the course of his employment, which breach or neglect is unrelated to any illness or other disability, and of which breach or neglect he shall have been previously advised, except in the case of any act or omission which would be criminal and the Board of Directors has made a determination to that effect, or (ii) the engaging by Kelmenson in any competitive act or the willful making by Kelmenson of any unauthorized disclosure.

               Termination for cause shall not have occurred because of any act or omission by Kelmenson believed by Kelmenson in good faith not to be adverse to the bent inter est of the Corporation without his intention of gaining from such act or omission, directly or indirectly, any profit or benefit to which he was not legally entitled. In the event that the employment of Kelmenson either during the Period of Full Time Employment or during the Consulting Period should be terminated by the Corporation for cause in accordance with this Paragraph 9.1, the Corporation shall have no further obligations under this Agreement.

     10.2 Disability.
          ----------

          (a) If Kelmenson should be incapacitated by reason of mental or Physical disability during the period of full time of employment so that he is prevented from performing the services required of him in accordance with his obligations under Paragraph 3.1 of this Agreement, and such incapacity continues for a period of 180 consecutive days, or for shorter periods aggregating 180 days during any period of 365 consecutive days, the Corporation may, upon written notice to Kelmenson, terminate the full time employment of Kelmenson hereunder. Upon such termination, Kelmenson shall become a consultant to the Corporation in accordance with this Agreement and shall be entitled to the compensation provided for in Paragraph 4 hereof.

          (b) If, during the Consulting Period, Kelmenson should be incapacitated by reason of any mental or physical disability occurring in or continuing into the Consulting Period so that he is prevented from performing the services required of him pursuant to Paragraph 3.2 hereof, Kelmenson shall continue to be paid the compensation provided for in Paragraph 4 hereof; provided, however, that in the event Kelmenson shall fully recover from such incapacity, Kelmenson shall render such services to the Corporation during any balance of the Consulting Period.

     Reference is made to that certain Employment Agreement dated as of March 30, 1992 between Bozell, Jacobs, Kenyon & Eckhardt, Inc. and Leo-Arthur Kelmenson ("Employment Agreement").

     It is understood and agreed that the reference to "Chairman of the Executive Committee" in the second and third lines of Paragraph 3.1(a) and in the fourth and fifth lines of Paragraph 10.3 of the Employment Agreement shall be changed to "Chairman of the Board of Directors".

     Except as is referred to herein, all the terms and provisions of the Employment Agreement shall remain unamended and in full force and effect as of the date hereof.

DATED: July 13, 1992


                                    Bozell, Jacobs, Kenyon & Eckhardt, Inc.



                                    By: /s/ Valentine J. Zammit
                                        --------------------------------------
                                        Valentine J. Zammit

                                        /s/  Leo-Arthur Kelmenson
                                        --------------------------------------
                                        Leo-Arthur Kelmenson

     FIRST AMENDMENT, made as of the 30th day of June, 1993, to the Employment Agreement between Bozell, Jacobs, Kenyon and Eckhardt Inc, a Delaware corporation with its principal offices at 40 West 23rd Street, New York, New York (hereinafter the "Corporation"), and Leo-Arthur Kelmenson residing at Cedar Lane, Remsenburg, New York (hereinafter "Kelmenson").

     WHEREAS, Kelmenson is currently employed by the Corporation pursuant to an employment agreement dated as of March 30, 1992 (the "Employment Agreement"), pursuant to which Kelmenson, at Paragraph 2.3 thereof, was granted an option to extend the term of the agreement from June 30, 1993 through December 21, 1995, and

     WHEREAS, Kelmenson has duly executed such option, and

     WHEREAS, the parties desire to grant to Kelmenson an additional option to extend the term for an additional one year through December 31, 1996,

     NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereby agree as follows:

     1. Kelmenson is hereby given and granted the right and option (the "Second Option"), exercisable at any time before June 30, 1995, to extend the Period of Full Time Employment, as defined in Paragraph 2.1 of the Employment Agreement, for a period of one additional year through December 31, 1996.

     2. In the event of the exercise of the Second Option, the Consulting Period, as defined in Paragraph 2.2 of the Employment Agreement, shall, unless Kelmenson's employment shall have been terminated for cause pursuant to Paragraph 10.1 of the Employment Agreement, commence on January 1, 1997 and shall extend for a period of four years thereafter. The amount of Consulting Fees payable throughout the said four year Consulting Period shall be the total amount of Consulting Fees payable throughout the five year Consulting Period referred to in Paragraph 4.2 of the Employment Agreement. The Consulting Fees shall be paid to Kelmenson in equal installments throughout the said four year period.

     3. The Second Option shall be exercised in writing delivered to the Chief Executive Officer of the Agency by certified or registered mail, return receipt requested.

     4. As thus amended, all of the terms and conditions of the Employment Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first above written.

                                     BOZELL, JACOBS, KENYON
                                     & ECKHARDT, INC.

                                     By: /s/ Valentine J. Zammit
                                         ----------------------------
                                         Valentine J. Zammit

                                         /s/ Leo-Arthur Kelmenson
                                         ----------------------------
                                         Leo-Arthur Kelmenson

          SECOND AMENDMENT, entered into this 3rd day of February, 1995, to the Employment Agreement between Bozell, Jacobs, Kenyon and Eckhardt, Inc., a Delaware corporation with its principal offices at 40 West 23rd Street, New York, New York (hereinafter the "Corporation"), and Leo-Arthur Kelmenson residing at Cedar Lane, Remsenburg, New York (hereinafter "Kelmenson").

          WHEREAS, Kelmenson is currently employed by the Corporation pursuant to an employment agreement dated as of March 30, 1992 (the "Employment Agreement"), pursuant to which Kelmenson, at Paragraph 2.3 thereof, was granted an option to extend the term of the agreement from June 30, 1993 through December 31, 1995, which option Kelmenson has duly exercised, and

          WHEREAS, Kelmenson was granted an additional option to extend the term of the Employment Agreement for an additional one year period through December 31, 1996 pursuant to a first amendment to the Employment Agreement dated as of June 30, 1993 (the "First Amendment"), and

          WHEREAS, the parties wish to further amend the Employment Agreement and First Amendment on the terms and conditions set forth herein (all terms not otherwise defined herein shall be used as defined in the Employment Agreement and First Amendment),

          NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties hereby agree as follows:

          1. The Second Option, as defined in Paragraph 1 of the First Amendment, if exercised by Kelmenson pursuant to the provisions thereof, shall extend the Period of Full Time Employment, as defined in Paragraph 2.1 of the Employment Agreement, through March 31, 1998. In the event Kelmenson exercises the Second Option, the Consulting Period shall commence on April 1, 1998 and continue for four (4) years thereafter, and the Consulting Fee shall be calculated and paid in accordance with Paragraph 4.2 of the Employment Agreement and Paragraph 2 of the First Amendment.

          2. Paragraph 7.8 of the Employment Agreement as amended by the First Amendment is hereby deleted in its entirety and the following is hereby substituted in its place and stead:

          "7.8(a) In the event of Kelmenson's death at any time from and after the date of the execution of this Agreement through the Period of Full Time

          Employment, and prior to his exercise of the Second Option, the Agency will pay to Kelmenson, for a period of five (5) years beginning six
          (6) months after the date of Kelmenson's death (the "Payment Commencement Date"), the Consulting Fees which would have been paid to Kelmenson within such five (5) year period had he survived, computed as if retirement had occurred on the date of Kelmenson's death. In addition, in the event that Kelmenson has not exercised the Second Option and dies during the Consulting Period, the Agency will pay, throughout the remainder of the Consulting Period, the Consulting Fees which would have been payable to Kelmenson within such remaining period had he survived. Notwithstanding the foregoing, in such latter event, no payment shall be due Kelmenson for the last fifteen and one-half (15 1/2) months of said five (5) year period (the "15 1/2 Month Payment") unless the annual Gross Income, as hereinafter defined, earned by the Corporation and its subsidiaries from the Chrysler account throughout the United States and the remainder of the world (the "Worldwide Chrysler Account") in the last full fiscal year of the Corporation immediately preceding the Payment Commencement Date (the "Comparison Year"), is at least equal to $63,010,000, the annual Gross Income earned from the Worldwide Chrysler Account for the Corporation's fiscal year ending March 31, 1994 (the "Base Year"), adjusted upward to account for the aggregate percentage increase in the 8-media composite cost-per-thousand between the Base Year and the Comparison Year. The percentage increase in the 8 media composite CPM used in making such comparison shall be obtained from the Media Cost-Per Thousand (CPM) Increase Table prepared annually and distributed by the American Association of Advertising Agencies ("AAAA") to its membership annually. At the end of the Comparison year, the annual Gross Income from the Worldwide Chrysler Account earned in the Base Year, for purposes of determining Kelmenson's eligibility for the 15 1/2 Month Payment, shall be adjusted to an amount equal to the greater of (i) $63,010,000, the amount of Gross Income earned from the Worldwide Chrysler Account in the Base Year, or (ii) the amount of such annual Gross Income increased by the aggregate annual percentage increase in the 8-media composite (CMP) between the Base Year and the year ended immediately preceding the end of the Comparison Year. The parties agree that if the method utilized in the report distributed annually by AAAA in determining the annual 8-media composite (CPM) percentage increase is changed in any material manner, or if AAAA ceases distributing such data to its membership prior to the determination of the right of Kelmenson's estate to all payments due pursuant to the provisions of this Paragraph 7.8(a), then the parties agree to use their best efforts to ascertain and utilize for the purposes of this Agreement the best CPM index determination then available to the advertising industry, and to use best efforts as well to adjust any such index if necessary in order to fairly and equitably relate such index to the adjustment provided herein.

          (b) In the event Kelmenson exercises the Second Option, the Consultancy Fees shall be computed in accordance with the provisions of paragraph 2 of the First Amendment, which provides for a four (4) year Consulting Period, and if Kelmenson dies prior to the commencement of the Consulting Period, Kelmenson will receive the Consulting Fee which would have been paid to Kelmenson during such four (4) year period had he survived, computed as if retirement had occurred on the date of Kelmenson's death. If Kelmenson's death occurs within such Consulting Period, no payment shall be due to Kelmenson for the last twelve (12) months of said four (4) year period unless the Annual Gross Income earned from the Worldwide Chrysler Account in the Comparison Year is at least equal to the Annual Gross Income earned from said account in the Base Year, adjusted pursuant to the formula set forth in paragraph 7.8(a) above.

          "Gross Income", as used herein, is hereby defined as the sum of (i) commissions earned from media on the Worldwide Chrysler Account, (ii) fees earned from the Worldwide Chrysler Account, (iii) commissions earned on print and broadcast production from the Worldwide Chrysler Account, and
     (iv) time charges for collateral materials and other services performed for the Worldwide Chrysler Account".

          All payments hereunder will be made to Kelmenson's estate or to such persons or person as Kelmenson may specifically designate in writing delivered to the Agency.

          3. It is acknowledged that pursuant to the Corporation's Bonus Plan (the "Bonus Plan") currently in effect, Kelmenson is eligible to receive a bonus from two separate bonus pools within the Bonus Plan, those being the Holding Company Executive Pool (the "HCE Pool") and the Detroit Profit Center Plan (the "Detroit Pool")

     a. With regard to the HCE Pool, the Corporation agrees that Kelmenson's share of any bonus payable from the HCE Pool shall be an amount equal to Kelmenson's Base Compensation multiplied by a fraction, the numerator of which shall be the total amount of the HCE Pool, and the denominator of which shall be the total salaries of all employees eligible to participate in the HCE Pool. The amount of any bonus to Kelmenson from the HCE Pool, however, shall not exceed twenty-five (25%) percent of Kelmenson's Base Compensation, or such greater percentage as may be determined from time to time by and at the discretion of the Chief Executive Officer of the Corporation with approval of the Compensation Committee of the Board of Directors of the Corporation.

     b. With regard to the Detroit Pool, the Corporation agrees that Kelmenson's share of any bonus payable from the Detroit Pool shall be determined in accordance with the provisions of the Bonus Plan and shall thereby be subject to review by the Compensation Committee of the Board of Directors of the Corporation, but shall be no less than an amount equal to Kelmenson's Base

Compensation multiplied by a fraction, the numerator of which shall be the total amount of the Detroit Pool, and the denominator of which shall be the total salaries of all employees eligible to participate in the Detroit Pool. By reason of the obligation of the Corporation to pay for the acquisition of the Jeep/Eagle Account from Campbell Mithun Esty, it is agreed that the amount of any bonus to Kelmenson from the Detroit Pool for the Corporation's fiscal years ending March 31, 1995 and March 31, 1996 shall not exceed twenty-five percent (25%) of Kelmenson's Base Compensation.

     It is understood and agreed that the Corporation may eliminate the Bonus Plan or modify the terms thereof, and that if eliminated, the Corporation shall have no further obligation to Kelmenson with regard to bonus payments provided for in this Paragraph 3, and if modified, the obligations of the Corporation hereunder shall be considered changed to reflect such modification; provided, however, that Kelmenson shall not be treated any less favorably in connection with any such termination or modification than any other Bonus Plan participant.

     4. The Corporation hereby gives and grants to the Executive an option to purchase 250,000 shares of the Class B Common Stock of the Corporation pursuant to the terms and conditions of the Bozell, Jacobs, Kenyon &

Eckhardt Inc. Stock Option Plan (the "Stock Option Plan"). The grant of such option shall be evidenced by the execution by both the Corporation and Kelmenson, simultaneously with the execution of this Agreement, of a Stock Option Agreement the form of which is annexed hereto as Schedule 1.


     5. Except as amended herein, all of the terms and conditions of the Employment Agreement and First Amendment shall remain in full force and effect.


     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date and year first above written.


                                           BOZELL, JACOBS, KENYON
                                             & ECKHARDT, INC.


                                           By: /s/ Valentine J. Zammit
                                               -------------------------
                                               Valentine J. Zammit

                                              /s/ Leo-Arthur Kelmenson
                                              --------------------------
                                              Leo-Arthur Kelmenson

                                THIRD AMENDMENT


     THIRD AMENDMENT dated July 30, 1997 (the "Third Amendment") between BOZELL, JACOBS, KENYON & ECKHARDT, INC. (the "Company") and Leo-Arthur Kelmenson (the "Executive") to the Employment Agreement dated March 30, 1992, as amended by the First Amendment dated as of June 30, 1993, and by the Second Amendment dated February 3, 1995 (the employment agreement as thus amended being hereinafter the "Employment Agreement").


                                  WITNESSETH:
                                  ----------


     WHEREAS, the Company and the Executive have entered into the Employment Agreement, and

     WHEREAS, the Company, Cherokee Acquisition Corporation and True North Communications Inc. ("True North") have entered into an Agreement and Plan of Merger, dated as of July 30, 1997 (the "Agreement and Plan of Merger"), pursuant to which the Company will become a wholly-owned subsidiary of True North; and

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement to extend the term of the Employment Agreement for an additional three years from its expiration date without automatically extending the Executive's service as Chairman and a member of the Board of the Company and of Bozell Mexico, with such amendment to become effective upon the Effective Time (as such term is defined in Section 1.2 of the Agreement and Plan of Merger).

     NOW, THEREFORE, it is agreed that the Employment Agreement is hereby amended in the following manner:

     1. Effective Date. This Third Amendment shall become effective only if Bozell, Jacobs, Kenyon & Eckhardt, Inc. becomes a wholly-owned subsidiary of True North Communications Inc. pursuant to the Agreement and Plan of Merger, dated as of July 30, 1997, among Bozell, Jacobs, Kenyon & Eckhardt, Inc., Cherokee Acquisition Corporation and True North Communications Inc. (the "Agreement and Plan of Merger"), and all of the terms and conditions of this Third Amendment shall become effective from and after the Effective Time (as such term is defined in Section 1.2 of the Agreement and Plan of Merger).

     2. Term of Agreement. Paragraph 2.1 of the Employment Agreement is hereby amended to extend the Period of Full Time Employment, as defined in Paragraph
2.1 of the Employment Agreement, through March 31, 2001; provided, however, for purposes of Paragraphs 3.1(a), 3.1(c)(i), and 3.1(c)(iii) of the Employment Agreement, this Third Amendment shall not automatically extend Kelmenson's service as Chairman of the Board of Directors of the Corporation and such of the Corporation's subsidiary companies as may be designated by the Board of Directors of the Corporation, as a member of the Board of Directors of the Corporation, or as a member and Chairman of the Board of Directors of Bozell Mexico. The Consulting Period (as defined in Paragraph 2.2 of the Employment Agreement) shall commence on April 1, 2001 and continue for four (4) years thereafter, and the Consulting Fee (as defined in Paragraph 4.2 of the Employment Agreement) shall be calculated and paid in accordance with Paragraph
4.2 of the Employment Agreement and

Paragraph 2 of the First Amendment to the Employment Agreement, dated as of June 30, 1993.

     3. Effectiveness of Employment Agreement. All of the terms and conditions of the Employment Agreement as amended by this Third Amendment shall remain in full force and effect throughout the term hereof, as such term has been extended hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment on the day and year first above written.


                                       BOZELL, JACOBS, KENYON
                                         & ECKHARDT, INC.

                                       By: ___________________________

                                       Title: ________________________



ACCEPTED AND AGREED:


____________________
LEO-ARTHUR KELMENSON